UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 9, 2009, Fidelity National Financial, Inc.(“FNF”), a Delaware corporation, invested $7.5 million into Ecosphere Energy Services LLC (“EES”), a majority owned subsidiary of Ecosphere Technologies, Inc. (OTCBB:ESPH) (“ETI”), pursuant to a Unit Purchase Agreement (the “Agreement”). The proceeds from the Agreement will primarily be used to complete manufacturing of 24 EF-600 EcosFrac units for use in connection with EES’ service contract with SEECO, Inc. and Southwestern Energy Production Company, wholly-owned subsidiaries of Southwestern Energy Company (NYSE:SWN) (collectively, “Southwestern”), to support Southwestern’s natural gas operations in the Fayetteville Shale in Arkansas that commences producing income Nov. 16, 2009.

Pursuant to the Agreement, FNF received a minority interest in EES but did not receive any equity, stock options, stock warrants, or other interest in ETI. Following the investment ETI continues to own a majority of the interests of EES and retains the distribution preferences it previously received. FNF is entitled to one designee on EES’ Board of Directors, which was expanded to nine persons. ETI also received an additional designee to the EES Board of Directors so that it now appoints five of the nine members. ETI remains as the managing member of EES.

In addition, Mr. John Kuelbs, Chairman of EES converted a $350,000 loan into a minority interest in EES. Mr. Kuelbs serves as a designee of Clean Water Partners, LLC (“CWP”), a Delaware limited liability company formed by Bledsoe Capital Group, which previously made a minority investment in EES as reported on a Form 8-K filed on July 21, 2009. Mr. Kuelbs or the members of CWP and the Bledsoe Capital Group did not receive any equity, stock options, stock warrants, or other interest in ETI.

The Agreement provides that the EES investors including ETI will by January 31, 2010 use their best efforts to negotiate and execute a manufacturing agreement through which ETI will remain as the exclusive manufacturer of its Ecosphere Ozonix™ clean water technology units for EES. Pending signing of that manufacturing agreement, the EES investors agreed to a per unit charge by ETI on the first 250 units it manufactures.

CWP agreed to extend its $1.1 million note which was due December 31, 2009. It will now receive monthly installments of principal and 10% per annum interest over a one-year period.

As additional consideration for FNF entering into the Agreement, ETI gave FNF an advance exclusivity period to negotiate financing for ETI’s application of its Ecosphere Ozonix™ technologies outside of the energy field. EES holds the exclusive right to the Ecosphere Ozonix™ technologies in the energy field; all other rights for mining, municipal wastewater, agriculture, marine, medical, and all conceivable industrial applications worldwide, are retained 100% by ETI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ DENNIS MCGUIRE
Dennis McGuire President

Date: November 10, 2009